As filed with the Securities and Exchange Commission on April 24, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3110160
(State of Incorporation)	(IRS Employer Identification Number)

40 Manning Road

Billerica, Massachusetts 01821

(Address of Principal Executive Offices)

BRUKER BIOSCIENCES CORPORATION

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

(Full title of the Plan)

Frank H. Laukien, Ph.D.

Chairman, President and Chief Executive Officer

Bruker Corporation

40 Manning Road

Billerica, MA 01821

(Name and address of agent for service)

(978) 663-3660

(Telephone number, including area code, of agent for service)

copy to:

Richard M. Stein

Nixon Peabody LLP

100 Summer Street

Boston, Massachusetts 02110

(617) 345-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	2,000,000	$12.46	$24,920,000	$979

(1)           Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2)           Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the average of the high and low price per share of Bruker Corporation’s Common Stock on the Nasdaq Global Select Market on April 22, 2008.

NOTE

This registration statement is being filed solely for the purpose of registering 2,000,000 additional shares of Common Stock of Bruker Corporation (the “Company”) issuable pursuant to the Company’s Amended and Restated 2000 Stock Option Plan (the “Plan”) originally adopted in 2000.  Issuance of the additional shares was approved by Company shareholders pursuant to a vote taken on February 25, 2008. The total number of shares issuable under the Plan is 10,000,000 as of February 26, 2008, of which 1,680,000 shares were previously registered on Form S-8 (Reg. No. 333-137090), 4,132,000 shares were previously registered on Form S-8 (Reg. No. 333-107294), and 2,188,000 shares were previously registered on Form S-8 (Reg. No. 333-47836)(together, the “Prior Registration Statements”).  Pursuant to Instruction E to Form S-8, this registration statement incorporates by reference the Prior Registration Statements, each to the extent not modified by this registration statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Nixon Peabody LLP, Boston, Massachusetts, counsel to the Company.  Richard M. Stein, a partner in the law firm of Nixon Peabody LLP, beneficially owns shares of Common Stock and options to purchase Common Stock in the Company and also serves as Secretary and a Director of the Company.  In addition, Nixon Peabody LLP beneficially owns options to purchase Common Stock in the Company.

ITEM 8. EXHIBITS

Number	Description

5.1	Opinion of Nixon Peabody LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Nixon Peabody LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)

24.1	Powers of Attorney (included on the signature page of this Form S-8 and incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica in The Commonwealth of Massachusetts on April 24, 2008.

BRUKER CORPORATION

By:	/s/FRANK H. LAUKIEN
Frank H. Laukien, Ph.D.
Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Frank H. Laukien and William J. Knight and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s /FRANK H. LAUKIEN	President, Chief Executive Officer, and	April 24, 2008
Frank H. Laukien, Ph.D.	Chairman of the Board (Principal Executive Officer)

/s/ WILLIAM J. KNIGHT	Chief Financial Officer (Principal Financial	April 24, 2008
William J. Knight	and Accounting Officer)

/s/DANIEL S. DROSS	Director	April 24, 2008
Daniel S. Dross

/s/ COLLIN J. D’SILVA	Director	April 24, 2008
Collin J. D’Silva

/s/WOLF DIETER-EMMERICH	Director	April 24, 2008
Wolf-Dieter Emmerich

/s/BRENDA J. FURLONG	Director	April 24, 2008
Brenda J. Furlong

/s/ TONY W. KELLER	Director	April 24, 2008
Tony W. Keller

/s/RICHARD D.KNISS	Director	April 24, 2008
Richard D. Kniss

/s/DIRK D. LAUKIEN	Director
Dirk D. Laukien		April 24, 2008

/s/JOERG C. LAUKIEN	Director	April 24, 2008
Joerg C. Laukien

/s/ WILLIAM A. LINTON	Director	April 24, 2008
William A. Linton

/s/RICHARD A. PACKER	Director	April 24, 2008
Richard A. Packer

/s/RICHARD M. STEIN	Director	April 24, 2008
Richard M. Stein

/s/BERNHARD WANGLER	Director	April 24, 2008
Bernhard Wangler

INDEX TO EXHIBITS

Exhibit
No.	Description

5.1	Opinion of Nixon Peabody LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Nixon Peabody LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)

24.1	Powers of Attorney (included on the signature page of this Form S-8 and incorporated by reference)